Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Gold Royalty Corp.

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid
	Equity	Common shares, no par value
	Equity	Preferred shares, no par value
	Debt	Debt securities
	Other	Warrants
	Other	Subscription Receipts
	Other	Units
	Unallocated (Universal) Shelf	-	Rule 457(o)			$250,000,000	$0.0000927	$23,175
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$250,000,000		$23,175
	Total Fees Previously Paid							-
	Total Fee Offsets(4)							$9,272
	Net Fee Due							$13,903

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.
(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder.
(4)

Pursuant to Rule 457(p) under the Securities Act, the Company is offsetting registration fees previously paid pursuant to a Registration Statement on Form F-4 (File No. 333-262100) (the “Prior Registration Statement”) that sought to register a total offering amount of $100,028,819.60 and was originally filed by the Company with the SEC on January 11, 2022 and a pre-effective amendment thereto was filed on April 11, 2022. This Prior Registration Statement was subsequently withdrawn by the Company on May 13, 2022 with no securities sold and had not been declared effective by the SEC.